UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2023

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously disclosed in a Current Report on Form 8-K filed by Bioventus Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 16, 2023 (the “Initial Form 8-K”), Bioventus LLC (“BV LLC”), a subsidiary of the Company, together with two of its subsidiaries, Misonix, LLC (“Misonix”) and Solsys Medical, LLC (“Solsys,” and together with BV LLC and Misonix, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with LifeNet Health (the “Buyer”) on May 10, 2023, pursuant to which the Buyer agreed to: (i) acquire all assets of the Sellers related to the Sellers’ business of developing, marketing and distributing the TheraSkin Product and the TheraGenesis Product (both terms as defined in the Purchase Agreement) (collectively, the “Wound Business”); and (ii) assume certain liabilities related to the Wound Business as set forth in the Purchase Agreement (collectively, the “Transaction” or the “Divestiture”).
On May 22, 2023, the Transaction closed (the “Closing”) and the Sellers received a cash payment of $35.0 million subject to customary post-closing adjustments for working capital. The Sellers will also receive, subject to the terms and conditions described in the Purchase Agreement: (i) a deferred cash payment of $5.0 million on the 18-month anniversary of the date of Closing; and (ii) up to an aggregate of $45.0 million in cash earn-out payments based on the achievement of certain net revenue thresholds by the Buyer for sales of the TheraSkin and TheraGenesis products during the 2024, 2025 and 2026 fiscal years.
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety to the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Initial Form 8-K.

Item 8.01. Other Events.
On May 23, 2023 the Company issued a press release announcing the Closing of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(b)Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended April 1, 2023 and the year ended December 31, 2022 and the notes related thereto, in each case giving effect to the Divestiture and other relevant transactions, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 23, 2023.

99.2
Unaudited pro forma condensed combined financial information of the Company (giving effect to the Divestiture and other transactions) as of and for the three months ended April 1, 2023 and for the year ended December 31, 2022 and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: May 26, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel